As filed with the Securities and Exchange Commission on March 7, 2006
No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CLEARWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-2537426
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4899
(Primary Standard Industrial Classification Code Number)
4400 Carillon Point
Kirkland, Washington 98033
(425) 216-7600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Broady R. Hodder
Vice President and General Counsel
Clearwire Corporation
4400 Carillon Point
Kirkland, Washington 98033
(425) 216-7600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Joshua N. Korff	Marcus J. Williams	William H. Hinman, Jr.
Kirkland & Ellis LLP	Davis Wright Tremaine LLP	Simpson Thacher & Bartlett LLP
Citigroup Center	2600 Century Square	2550 Hanover Street
153 E. 53rd Street	1501 Fourth Avenue	Palo Alto, California 94304
New York, New York 10023	Seattle, Washington 98101	Tel. (650) 251-5000
Tel: (212) 446-4800	Tel. (206) 622-3150	Fax (650) 251-5002
Fax: (212) 446-4900	fax (206) 628-7699
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ Registration No. 333-139468
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be		Amount of Registration
Registered	Proposed Maximum Aggregate Offering Price (1)	Fee
Class A Common Stock, par value $0.0001 per share	$115,000,000	$3,530.50 (2)

(1)	The Registrant previously registered Class A Common Stock with a maximum aggregate offering price of $575,000,000 on a Registration Statement on Form S-1 (File No. 333-139468), which was declared effective on March 7, 2007.

(2)	This amount is in addition to the $61,525 registration fee previously paid in connection with the filing of the earlier registration statement.
THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT.

EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

EXPLANATORY NOTE
     This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended for the sole purpose of registering additional securities of the same class as were included in our Registration Statement on Form S-1 (File No. 333-139468), as amended, which was declared effective by the Securities and Exchange Commission on March 7, 2007. The contents of the Registration Statement on Form S-1 (Registration No. 333-139468), including the exhibits thereto and each of the documents incorporated or deemed incorporated by reference therein, which was declared effective by the Securities and Exchange Commission on March 7, 2007 (the “Original Registration Statement”), are incorporated by reference in this Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kirkland, Washington on March 7, 2007.

CLEARWIRE CORPORATION

By:	/s/ Benjamin G. Wolff

	Name:	Benjamin G. Wolff
	Title:	Chief Executive Officer
     Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on March 7, 2007.

Signature	Title

*	Chairman of the Board

Craig O. McCaw

*	Director
(Principal Executive Officer)

Benjamin G. Wolff

*	Chief Financial Officer
(Principal Financial and Accounting Officer)

John A. Butler

*	Director

Nicolas Kauser

*	Director

R. Gerard Salemme

*	Director

David Perlmutter

*	Director

Peter L. S. Currie

*	Director

Richard Emerson

*	Director

Arvind Sodhani

*	Director

Michael J. Sabia

*	Director

Stuart M. Sloan

*	Director

Michelangelo A. Volpi

*By:	/s/ Benjamin G. Wolff
Benjamin G. Wolff
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*
5.1	Opinion of Davis Wright Tremaine LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.1).
24.1	Powers of Attorney.*

*	Included in Part II to the Registration Statement on Form S-1 (File No. 333-139468) and incorporated herein by reference.